                                                                     Exhibit 3.1

                           ARTICLES OF ORGANIZATION

                                      OF

                             CENTRAL BANCORP, INC.


                                   ARTICLE I

                                     NAME

     The name by which the corporation shall be known is: Central Bancorp, Inc. (the "Corporation").

                                  ARTICLE II

                                   PURPOSES

     The purpose for which the Corporation is formed is to engage generally in any business activity which may be lawfully carried on by a corporation organized under Chapter 156B of the Massachusetts General Laws and to acquire, invest in or hold stock in any subsidiary permitted under the Bank Holding Company Act of 1956, as amended, and to engage in any other activity or enterprise permitted to a bank holding company under said statute or other applicable law.

                                  ARTICLE III

                            SHARES OF CAPITAL STOCK

     The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue is as follows:

             Without Par Value                   With Par Value
         -------------------------         --------------------------
Class of Stock    Number of Shares    Type     Number of Shares  Par Value
--------------    ----------------  ---------  ----------------  ---------
Common                   -0-        Common         15,000,000      $1.00
Preferred                -0-        Preferred       5,000,000      $1.00

                                  ARTICLE IV

                         DESCRIPTION OF CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 20,000,000, of which 15,000,000 are to be shares of common stock, $1.00 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $1.00 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article IV or the rules of a national securities exchange or registered securities association if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any other consideration deemed appropriate by the Board of Directors. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A. COMMON STOCK. Except as provided in these Articles (or in any certificate of establishment of series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     B. SERIAL PREFERRED STOCK. Subject to any limitations prescribed by law or these Articles, the Board of Directors of the Corporation is authorized, by vote from time to time taken, to provide for the issuance of serial preferred stock in one or more series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, the determination of any of the following:

          1. the distinctive serial designation and the number of shares constituting such series; and

          2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

          3. the voting powers, full or limited, if any, of the shares of such series; and

          4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed; and

          5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

          6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund; and

          7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class of classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

          8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

          9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Any establishment of a series of preferred stock by the Board of Directors shall become effective when the Corporation files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of series of preferred stock, signed under the penalties of perjury by the Chairman of the Board, the President or any Vice President and by the Clerk or an Assistant Clerk or the Secretary or an Assistant Secretary, setting forth the text of the vote of the Board of Directors determining the terms of the class or the number of shares and the terms of any series, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors of the Corporation.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

                                   ARTICLE V

     The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     None, however, see ARTICLE VI(L), "Approval of Certain Business Combinations."

                                  ARTICLE VI

     Other lawful provisions, for the conduct and regulation of business and affairs of the Corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders are as follows:

                                 ARTICLE VI(A)

                               PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, charters of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, charters or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to a vote of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                 ARTICLE VI(B)

                             REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by applicable law.

                                 ARTICLE VI(C)

                  MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

     A. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, if all stockholders entitled to vote on the matter consent in writing and the written consents are filed with the records of the meeting of stockholders.

     B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors of the Corporation, the Chairman of the Board, the President of the Corporation or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authorities, as provided in a vote of the Board of Directors or in the Bylaws of the Corporation, include the power and authority to call such special meetings. Such special meetings may not be called by any other person or persons, except to the extent the Massachusetts Business Corporation Law may require.

     C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

                                 ARTICLE VI(D)

                     NOTICE FOR NOMINATIONS AND PROPOSALS

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Clerk or the Secretary of the Corporation not less than 30 days nor more than 60 days prior to any such meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Each such notice given by a stockholder with respect to new business shall set forth as to each matter that the stockholder proposes to bring before the meeting of stockholders (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting the proposal, (iii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the meeting in question and on the date of such stockholder's notice, and (iv) any material interest of the stockholder (or any other stockholders known by such stockholders to be supporting such proposal) in such proposal.

     B. The presiding officer of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                                 ARTICLE VI(E)

                                   DIRECTORS

     A. NUMBER; VACANCIES. The number of directors of the Corporation shall be such number, not less than 7 nor more than 21 as shall be provided from time to time in or in accordance with the Bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled solely by at least two-thirds of the remaining directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and until the director's successor is elected and qualified. Each director, when appointed or elected, shall take an oath that he will faithfully perform the duties of his office and that he is the owner, in his own right and free of any lien or encumbrance, of the required amount of stock as set forth in the Bylaws of the Corporation. The oath shall be taken before a notary public or justice of the peace, who is not an officer of the Corporation, and a record of the oath shall be made a part of the records of the Corporation.

     B. CLASSIFIED BOARD. The Board of Directors of the Corporation shall be divided into three classes of directors as nearly equal in number as possible, with one class to be elected annually. The initial directors of the Corporation shall hold office as follows: the first class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in calendar 1999, the second class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in calendar 2000, and the third class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in calendar 2001, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified.
Should the number of directors
of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article VI(E). Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                 ARTICLE VI(F)

                             REMOVAL OF DIRECTORS

     Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed at any time for cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. For the purpose of this Article VI(F), "cause" shall mean (a) a felony conviction by a court of competent jurisdiction, which conviction is no longer subject to direct appeal, or (b) an adjudication by a court of competent jurisdiction that the director to be removed is liable for negligence or misconduct in the performance of his duty to the Bank, which adjudication is no longer subject to direct appeal, or (c) a finding by at least a majority of the full board of directors of actions or failure to act which are in derogation of the director's duties. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article VI(F) respecting removal by stockholders of the Corporation shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                 ARTICLE VI(G)

                            AFFILIATED TRANSACTIONS

     A. VALIDITY. Except as otherwise provided in these Articles, if paragraph B is satisfied, no contract or transaction between the Corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

     B.   DISCLOSURE, APPROVAL; FAIRNESS. PARAGRAPH A SHALL APPLY ONLY IF:

     1. the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors (or a committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; and

     2. the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors (or committee thereof) or the stockholders.

                                ARTICLE VI(H)

                                INDEMNIFICATION

     The Corporation shall indemnify each director or officer of the Corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he is or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by a subsidiary of the Corporation, or is or was serving another enterprise in any such capacity at the written request of the Corporation. To the extent authorized at any time by the Board of Directors of the Corporation, the Corporation may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article VI(H) or applicable laws. In no event, however, shall the Corporation indemnify any director, officer, or other person hereunder with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Corporation or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI(H). The provisions of this Article VI(H) shall be applicable to persons who shall have ceased to be directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Nothing herein shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

                                 ARTICLE VI(I)

                               ACTING AS PARTNER

     The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

                                 ARTICLE VI(J)

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended, or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors by the affirmative vote of not less than two-thirds of the directors then in office.

                                 ARTICLE VI(K)

                   APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article VI(K). Such stockholder vote shall be in addition to any affirmative vote required by the Massachusetts General Laws.

     A. (1) Except as otherwise expressly provided in this Article VI(K), the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting accurities of a subsidiary) or of a subsidiary, to a Related Person;

               c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the disposition of all

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person,

               (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation, and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article VI(K).


         (2) Such affirmative vote shall be required notwithstanding any other provisions of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

         (3) The term "Business Combination" as used in this Article VI(K) shall mean any transaction which is referred to in any one or more of subparagraphs 1(a) through 1(h) above.

     B. The provisions of Part A of this Article VI(K) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C.  For the purposes of this section the following definitions apply:

         (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

         (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

         (3) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


                                 ARTICLE VI(L)

                     AMENDMENT OF ARTICLES OF ORGANIZATION

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI(C), VI(D), VI(E), VI(F), VI(H), VI(J), VI(K) and this Article VI(L) of these Articles may not be repealed, altered, amended, or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting). Any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as the Secretary of State may specify.

                                  ARTICLE VII

     The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth of Massachusetts.

                                  ARTICLE VIII

     THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

     A. The street address of the principal office of the Corporation in Massachusetts is:

             399 Highland Avenue, Somerville, Massachusetts 02144

     B. The name, residence and post office address (if different) of the directors and officers of the Corporation are:

   NAME                                           RESIDENCE                          POST OFFICE ADDRESS
President and Chief Executive Officer:
  John D. Doherty                                 572 Highland St.
                                                  Hamilton, MA 01982

Senior Vice President:  David W. Kearn            6 Robinson Road
                                                  Medford, MA 02155

Senior Vice President: William P. Morrissey       143 Commonwealth Ave.
                                                  Newton, MA 02167
Senior Vice President, Treasurer and
  Chief Financial Officer: Paul S. Feeley         67 Rice Avenue
                                                  Northborough, MA 01532

Clerk and Secretary:  Gladys N. Partamian         6 Apache Trail
                                                  Arlington, MA 02474-1802
Directors:
   Gregory W. Boulos                              644 Shore Road
                                                  Cape Elizabeth, ME 04107

   George L. Doherty, Jr.                         855 Broadway
                                                  Somerville, MA 02144

   John D. Doherty                                572 Highland Street
                                                  Hamilton, MA 01982

   Joseph R. Doherty                              The Ledges #56
                                                  7 Wainwright Road
                                                  Winchester, MA 01890

   John F. Gilgun, Jr.                            11 Ledgewood Road
                                                  Woburn, MA 01801

   Terence D. Kennedy                             74 High Street
                                                  Woburn, MA 01801

   John G. Quinn                                  1 Longfellow Place, #3307
                                                  Boston, MA 02114

   Marat E. Santini                               11 Apache Trail
                                                  Arlington, MA 02474

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

     C. The fiscal year (i.e., tax year) of the Corporation shall end on the last day of the month of March.

     D. The name and business of the resident agent of the Corporation is Gladys N. Partamian who is located at 399 Highland Avenue, Somerville, Massachusetts 02144.

                                  ARTICLE IX

     Bylaws of the Corporation have been duly adopted and the President, Treasurer, Clerk, Secretary and directors whose names are set forth above, have been duly elected.


     IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I, John D. Doherty, as incorporator and whose name and post office address are clearly typed beneath my signature do hereby associate with the intention of forming this Corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator this 30 day of September in the year 1998.


           /s/ John D. Doherty
           -----------------------------------------
           John D. Doherty
           399 Highland Avenue
           Somerville, Massachusetts 02144

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